UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of Report: December 16, 2004 (Date of Earliest Event Reported: December 15, 2004))

POLYMER GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-14330	57-1003983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Faber Place Drive, Suite 201, North Charleston, South Carolina, 29405
(Address of Principal Executive Offices, including Zip Code)

(843) 329-5151
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 15, 2004, Polymer Group, Inc. (“PGI”) executed an agreement for consulting services effective December 9, 2004 with William B. Hewitt.  Mr. Hewitt has served as a director of PGI since March 5, 2003 and as Chairman of the Board of Directors since April 2, 2003.

As set forth in the agreement, PGI desires to obtain the services of Mr. Hewitt to consult with and perform services as an independent contractor for PGI with respect to its businesses, with which Mr. Hewitt possesses special knowledge, abilities and experience.  The agreement contains provisions related to compensation, confidentiality of information, inventions and patents and other provisions normally found in such an agreement.

Item 9.01.               Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description of Exhibit

99.1	Consulting Agreement executed on December 15, 2004 between Polymer Group, Inc. and William B. Hewitt (effective as of December 9, 2004).

SIGNATURE

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: December 16, 2004	/s/ Willis C. Moore III
Willis C. Moore III
Chief Financial Officer